Exhibit 3.43
A0681025
State of California
Secretary of State
     I, DEBRA BOWEN, Secretary of State of the State of California, hereby certify:
     That the attached transcript of 1 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of AUG 15 2008
/s/ Debra Bowen
DEBRA BOWEN Secretary of State

Sec/State Form CE-107 (REV 1/2007)	OSP 06 99734

A0681025

ENDORSED — FILED
In the office of the Secretary of State
of the State of California

AUG 13 2008
CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
FIDELITY NATIONAL AGENCY SALES AND POSTING
We, the undersigned, certify that:
FIRST, they are the President and Corporate Secretary, respectively, of Fidelity National Agency Sales and Posting, a California Corporation.
SECOND, Article First of the Articles of Incorporation of this corporation is amended to read as follows:
“The name of this Corporation is: LPS Agency Sales and Posting, Inc.”
THIRD, the foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.
FOURTH, the foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the corporation is 1,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.
We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Articles of Incorporation on this 1st day of August, 2008.

By:	/s/ Jeffrey S. Carbiener
Jeffrey S. Carbiener, President

By:	/s/ Todd C. Johnson
Todd C. Johnson, EVP, General Counsel
and Corporate Secretary

A0556255

State of California

OFFICE OF THE SECRETARY OF STATE

SECRETARY OF STATE

THE GREAT SEAL OF THE STATE OF CALIFORNIA
EUREKA

DEC 06 2000

Bill Jones

Secretary of State

Sec/State Form CE-107 (rev 9/98)

OSP 98 13524

A0556255

ENDORSED — FILED in the office of the Secretary of State of the State of California NOV 30 2000 BILL JONES, Secretary of State
CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
FIDELITY NATIONAL FORECLOSURE, PUBLISHING, POSTING AND SALES, INC.
(a California corporation)
We, the undersigned, certify that:
FIRST, they are the President and Secretary, respectively, of FIDELITY NATIONAL FORECLOSURE, PUBLISHING, POSTING AND SALES, INC., a California Corporation.
SECOND, Article FIRST of the Articles of Incorporation of this corporation is amended to read as follows:
“I: The name of the corporation is FIDELITY NATIONAL AGENCY SALES AND POSTING.”
THIRD, the foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.
FOURTH, the foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the corporation is 1,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage of the vote was more than 50%.
We further declare under penalty of perjury under the laws of the State of California that the matters set for the in this certificate are true and correct of our own knowledge.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Articles of Incorporation on this 1st day of November, 2000, with execution in counterparts permitted.

/s/ Marco A. Brenes
Marco A. Brenes, President

/s/ Brad J. Brigante
Brad J. Brigante, Secretary

A0543133

State of California

OFFICE OF THE SECRETARY OF STATE

SECRETARY OF STATE

THE GREAT SEAL OF THE STATE OF CALIFORNIA

EUREKA

APR 17 2000

Bill Jones

Secretary of State

Sec/State Form CE-107 (rev. 9/98)

OSP 98 13524

A0543133

ENDORSED — FILED
In the office of the Secretary of State
of the State of California

APR 10 2000

BILL JONES, Secretary of State
CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
We, the undersigned certify that:
FIRST, They are the President and the Secretary, respectively, of AGENCY SALES AND POSTING, a California Corporation.
SECOND, Article ONE: of the Articles of Incorporation of this corporation is amended to read as follows:
“The name of this Corporation is: FIDELITY NATIONAL FORECLOSURE, PUBLISHING, POSTING AND SALES, INC.”
THIRD, The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.
FOURTH, The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporations is 100. The number of shares voting favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.
We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Articles of Incorporation on this 10th day of February, 2000.

/s/ Marco A. Brenes
Marco A. Brenes, President

/s/ M’Liss Jones Kane
M’Liss Jones Kane, Secretary

1135580

ENDORSED
FILED
in the office of the Secretary of State
of the State of California
MAR 3 — 1983

MARCH FONG EU, Secretary of State
Gloria J. Carroll
Deputy
ARTICLES OF INCORPORATION
OF
AGENCY SALES AND POSTING
          The undersigned Incorporator does hereby execute, acknowledge and cause to be filed the following Articles of Incorporation, for the purpose of forming a Corporation under the Corporations Code of the State of California.
          ONE: The name of this Corporation is:
AGENCY SALES AND POSTING
          TWO: The purpose of this Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.
          THREE: The name in this State of this Corporation’s initial agent for service of process in accordance with subdivision (b) of Section 1502 of the General Corporation Law is:
MICHAEL M. CINNAMON
1515 River Park Drive, Suite 250
Sacramento, California 95815
          FOUR: This Corporation is authorized to issue only one class of Shares of Stock. The total number of Shares which this Corporation is authorized to issue is Fifty Thousand (50,000).

          FIVE: Each Shareholder of this Corporation shall be entitled to full pre-emptive or preferential rights, as such rights are commonly defined, to subscribe for or purchase his proportional part of any Shares, option rights, warrants, obligations (or other securities which have conversion rights, subscription rights, or option rights), or any class which may be issued and/or sold at any time by this Corporation.
               (a) The rights granted by this Article FIVE apply to newly authorized Shares, or a new issue or originally authorized Shares, or Treasury Shares acquired by the Corporation.
               (b) The rights granted by this Article FIVE apply to any such Shares, option rights, warrants, obligations or other securities which are issued and/or sold for any type of consideration permitted by law.
               (c) Amendments to this Article FIVE may be adopted only with the vote or written consent of Shareholders holding 100% of the outstanding Shares of the Corporation.
          IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation.

Dated: March 3, 1983	/s/ Jay Young
JAY YOUNG, Incorporator

          I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

/s/ Jay Young
JAY YOUNG